Exhibit 10.1

THIRD AMENDMENT

TO

NOTE AND WARRANT PURCHASE AGREEMENT

AND

NOTE AND WARRANT MODIFICATION AGREEMENT

THIS THIRD AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT AND NOTE AND WARRANT MODIFICATION AGREEMENT (this “Amendment”) is made and entered into effective as of August 14, 2020, by and among ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (“Odyssey”), and the Lenders (as defined below). All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given to such terms in the Existing Agreement (as defined below).

Recitals:

A. Odyssey, Ken Fried (“Fried”), and Steven Moses (“Moses” and, together with Fried, the “Lenders”) are parties to a Note and Warrant Purchase Agreement, dated as of July 12, 2018, as amended by the First Amendment to Note and Warrant Purchase Agreement, dated as of October 4, 2018, and as further amended by the Second Amendment to Note and Warrant Purchase Agreement, dated as of July 8, 2019 (as amended, the “Existing Agreement”).

B. Pursuant to the Existing Agreement, Odyssey has issued (i) to Fried, an Amended and Restated Consolidated Convertible Promissory Note, dated July 8, 2019, in the original amount of $805,109.00 (the “Fried Note”), and (ii) to Moses, an Amended and Restated Consolidated Convertible Promissory Note, dated July 8, 2019, in the original amount of $323,842.00 (the “Moses Note”).

C. Odyssey and the Lenders desire to enter into this Amendment to amend or otherwise modify certain terms of Existing Agreement.

D. This Amendment is intended to constitute an amendment to the Existing Agreement pursuant to Section 9(f) thereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A1. Amendment of Existing Agreement. The Existing Agreement is hereby amended as follows:

(a) Section 1(e) of the Existing Agreement is hereby amended by deleting the term $5.756” and inserting “$4.67” in lieu thereof.

(b) Section 1(k) of the Existing Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(k) ‘Maturity Date’ means July 12, 2021.”

A2. Consideration. As consideration for the Lenders’ agreement to amend the Existing Agreement as set forth in Paragraph A1, Odyssey shall issue:

(a) to Fried, a Warrant to Purchase Common Stock, in substantially the form of Exhibit A attached hereto (the “Fried Warrant”), to purchase up to 94,133 Conversion Shares at an exercise price of $4.67 per share; and

(b) to Moses, a Warrant to Purchase Common Stock, in substantially the form of Exhibit B attached hereto (the “Moses Warrant” and together with the Fried Warrant, the “2020 Warrants”), to purchase up to 37,863 Conversion Shares at an exercise price of $4.67 per share.

A3. Amounts Outstanding. The Company acknowledges that the amounts of principal and interest outstanding under the Fried Note and the Moses Note as of the date hereof is as follows:

	Fried Note	Moses Note
Principal	$750,000	$300,000
Interest	129,201	53,645

Total	$879,201	$353,645

A4. Representations and Warranties of Odyssey. In connection with the transactions provided for herein, Odyssey hereby represents and warrants to the Lenders that:

(a) Organization and Good Standing and Qualification. Odyssey is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted.

(b) Authorization. Odyssey has taken all corporate action necessary for the authorization, execution, and delivery of this Amendment and the 2020 Warrants. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, Odyssey has taken all corporate action required to make all of the obligations of Odyssey reflected in the provisions of this Amendment and the 2020 Warrants, the valid and enforceable obligations of Odyssey.

A5. Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to Odyssey that:

(a) Authorization. This Amendment constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Amendment.

(b) Purchase Entirely for Own Account. Each Lender acknowledges that this Amendment is made with such Lender in reliance upon such Lender’s representation to Odyssey that the 2020 Warrants, and the shares of Common Stock issuable upon exercise of the 2020 Warrants (collectively, the “Securities”) will be acquired for investment for such Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Amendment, each Lender further represents that such Lender does not have any contract, undertaking, Amendment or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c) Disclosure of Information. Each Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions and receive answers from Odyssey regarding the terms and conditions of the offering of the Securities.

(d) Investment Experience. Each Lender is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(e) Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.

(f) Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Odyssey in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(g) Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of Odyssey to be bound by this Section A4 and:

(i)	there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

(A) such Lender has notified Odyssey of the proposed disposition and has furnished Odyssey with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by Odyssey, such Lender shall have furnished Odyssey with an opinion of counsel, reasonably satisfactory to Odyssey, that such disposition will not require registration of such shares under the Act.

(h) Legends. It is understood that the Securities may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

A6. Miscellaneous.

(a) Full Force and Effect. Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Existing Agreement shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Existing Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Existing Agreement shall thereupon be deemed to be amended and modified as hereinabove set forth as fully and with the same effect as if the amendments and modifications made hereby were originally set forth in the Existing Agreements, and this Amendment the Existing Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and modifications shall not operate so as to render invalid or improper any action heretofore taken under the Existing Agreement.

(b) Governing Law. This Amendment, and all claims arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law relating to conflict of laws.

(c) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Mark D. Gordon
Mark D. Gordon
Chief Executive Officer

KEN FRIED

/s/ Ken Fried
Ken Fried

STEVEN MOSES

/s/ Steven Moses
Steven Moses

Exhibit 10.1

Exhibit A

Exhibit 10.1

Exhibit B